UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LECROY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LeCROY CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 31, 2007

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

October 1, 2007

To the Stockholders of

LeCroy Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation’s executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Wednesday, October 31, 2007, at 11:00 a.m., Eastern Time, for the following purposes:

1.	To elect three directors to the Board of Directors of the Company, each to serve for a term of three years; and

2.	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 7, 2007, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Sean B. O’Connor

Secretary

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

LeCROY CORPORATION

PROXY STATEMENT

Solicitation by Board of Directors

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (“LeCroy,” “Company,” “we,” “our” or “us”) in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on October 31, 2007, at 11:00 a.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and at any adjournment or postponement thereof.

Record Date

The close of business on September 7, 2007, is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Solicitation of Proxies and Mailing Date

This Proxy Statement and proxies for use at the Annual Meeting will be mailed to stockholders on or about October 1, 2007, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by our officers, directors or regular employees, who will not receive any additional compensation for such solicitation activities. We may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including the cost of preparing, assembling and mailing proxy materials, will be borne by LeCroy. Our Annual Report for the fiscal year ended June 30, 2007, containing our audited financial statements and the notes thereto, is being mailed to stockholders concurrently with this Proxy Statement.

Shares Outstanding

As of the close of business on September 7, 2007, we had outstanding 12,348,152 shares of Common Stock, $.01 par value. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Voting Rights

The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or “broker non-votes” (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Votes Required

The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors.

The Board of Directors has unanimously approved proposal 1 submitted to stockholders in this Proxy Statement and recommends that stockholders vote FOR proposal 1.

Revoking a Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

Voting of Proxies

Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for proposal 1 as set forth in the accompanying Notice of the Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

The Board of Directors knows of no matters, other than proposal 1, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 31, 2007, by (i) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer described in the section of this Proxy Statement captioned “Executive Officer Compensation, and (iv) all current directors and executive officers of LeCroy as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2007, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 12,313,064 shares outstanding as of July 31, 2007. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
Common	State of Wisconsin Investment Board (1) P.O. Box 7842 Madison, Wisconsin 53707	1,232,330	10.0
Common	Millennium Management L.L.C. (2) 666 Fifth Avenue New York, New York 10103	1,064,937	8.7
Common	Dimensional Fund Advisors LP (2) 1299 Ocean Avenue Santa Monica, California 90401	1,028,996	8.4
Common	Royce & Associates, LLC (3) 1414 Avenue of the Americas New York, NY 10019	881,300	7.2
Common	The TCW Group, Inc. and its direct and indirect subsidiaries (4) 865 South Figueroa Street, Suite 1800 Los Angeles, California 90017	877,155	7.1
Common	Kennedy Capital Management, Inc. (5) 10829 Olive Blvd. St. Louis, Missouri 63141	775,618	6.3
Common	Bank of America Corporation (6) 100 North Tryon Street, 25th Floor Charlotte, North Carolina 28255	724,745	5.9
Common	Barclays Global Investors, N.A. and certain affiliates (7) 45 Fremont Street San Francisco, California 94105	699,646	5.7
Common	Thomas H. Reslewic (8)	405,255	3.3
Common	Walter O. LeCroy, Jr. (9)	274,095	2.2
Common	Carmine J. Napolitano (10)	180,935	1.5
Common	David C. Graef (11)	122,272	1.0
Common	Conrad J. Fernandes (12)	89,938	*
Common	Robert E. Anderson (13)	71,070	*
Common	Charles A. Dickinson (14)	65,954	*
Common	Allyn C. Woodward, Jr. (15)	65,716	*
Common	Sean B. O’Connor (16)	64,536	*
Common	William G. Scheerer (17)	59,101	*
Common	Norman R. Robertson (18)	32,000	*
	All executive officers and directors as a group (13 persons)(19)		12.3

*	Denotes less than 1% of the outstanding Common Stock
(1)	Based on information contained in a Schedule 13G filed with the SEC on May 9, 2007.
(2)	Based on information contained in a Schedule 13G filed with the SEC on February 9, 2007.
(3)	Based on information contained in a Schedule 13G filed with the SEC on January 23, 2007.
(4)

Based on information contained in a Schedule 13G filed with the SEC on February 12, 2007. Includes 877,155 shares held by The TCW Group, Inc. and its direct and indirect subsidiaries, Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company. The TCW Group, Inc. and its direct and indirect subsidiaries exercise shared voting power over 811,055 shares and shared dispositive power over 877,155 shares. The ultimate parent company of The TCW Group, Inc. is Société Générale, S.A., a French corporation. Société Générale, S.A., its executive officers and directors, and its direct and indirect subsidiaries may beneficially own some of our shares (other than shares held by The TCW Group, Inc. and its direct and indirect subsidiaries) and such shares are not included herein. The TCW

Group, Inc. disclaims beneficial ownership of any shares beneficially owned by Société Générale, S.A. and any of Société Générale S.A.’s other business units. Société Générale, S.A. disclaims beneficial ownership of shares beneficially owned by The TCW Group, Inc.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2007.
(6)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2007. Bank of America Corporation exercises shared voting power over 491,595 and dispositive power over 724,745 shares. NB Holdings Corporation exercise shared voting power over 491,595 and dispostive power over 724,745 shares. Bank of America, National Association exercises sole voting power over 86,042, shared voting power over 405,553, sole dispostive power over 102,292, and shared dispositive power over 622,453 shares. Columbia Management Group, LLC exercises shared voting power over 405,553 and shared dispostive power over 622,453 shares. Columbia Management Advisors, LLC exercises sole voting power over 405,553 and sole dispostive power over 622,453 shares.
(7)	Based on information contained in a Schedule 13G filed with the SEC on January 23, 2007. Includes 699,646 shares beneficially owned by Barclays Global Investors, N.A. and 12,446 shares benefically owned by Barclays Global Fund Advisors. Barclays Global Investors, N.A. exercises sole voting power over 699,646 and sole dispositive power over 699,646 shares. Barclays Global Fund Advisors exercises sole voting and dispositive power over 12,446 shares. Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited are included as reporting persons in the Schedule 13G but, according to the Schedule 13G, do not beneficially own any shares. The Schedule 13G does not provide any information regarding the relationship among the reporting persons included therein.
(8)	Includes 220,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(9)	Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy’s family, of which shares Mr. LeCroy disclaims beneficial ownership.
(10)	Includes 124,411 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(11)	Includes 83,100 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(12)	Includes 146 shares held jointly by Mr. Fernandes and his spouse and 58,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(13)	Includes 55,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(14)	Includes 55,954 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(15)	Includes 55,716 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(16)	Includes 17,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(17)	Includes 200 shares held jointly by Mr. Scheerer and his spouse and 50,901 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(18)	Includes 22,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.
(19)	Includes 772,882 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2007.

PROPOSAL NO. 1—ELECTION OF A CLASS OF DIRECTORS

We have a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years.

At the Annual Meeting, three directors are to be elected in Class III, to hold office for three years or until their respective successors are elected and qualified. All of the nominees are members of the present Board of Directors. The remaining directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below, except where authority has been withheld.

Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following sets forth certain information with respect to the nominees and those continuing directors of LeCroy whose terms expire at the Annual Meetings of Stockholders in 2008 and 2009.

NOMINEES FOR ELECTION AS

CLASS III DIRECTORS

FOR A THREE YEAR TERM EXPIRING

AT THE 2010 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Walter O. LeCroy	72	Mr. LeCroy, who founded our Company, has been a member of our Board of Directors since 1964 and has served as Honorary Chairman of the Board since February 1999. Mr. LeCroy is currently the owner of Imaging Arts Corporation, a photo gallery in Charleston, South Carolina and is also a director of Butler International, Inc.

Robert E. Anderson (2)(3)	66	Mr. Anderson joined our Board of Directors in July 1995. He was President of Omniken, a private consulting firm, from September 1993 to 2005. Currently, Mr. Anderson is an entrepreneur advisor and is also a director of several private companies.

Thomas H. Reslewic	48	Mr. Reslewic joined our Board of Directors in January 2002. Mr. Reslewic joined us as an employee in 1990 and has served as President and Chief Executive Officer since January 2002. Mr. Reslewic previously served as President from October 2000 until December 2001, and Executive Vice President and Chief Operating Officer from February 1998 until October 2000.

(See legend on following page)

CLASS I DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES

AT THE 2008 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Charles A. Dickinson (1)	83	Mr. Dickinson joined our Board of Directors in May 1998 and became Chairman of the Board of Directors in February 1999. Mr. Dickinson is retired. Mr. Dickinson is also a member of Nypro Inc. and Aavid Thermal Technology, Inc., each privately held corporations.

Norman R. Robertson (2)(3)	59	Mr. Robertson joined our Board of Directors in May 2004 and is the designated Audit Committee financial expert. Mr. Robertson has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Progress Software Corporation since May 1996. Massachusetts-based Progress Software Corporation supplies technologies for the development, deployment, integration and management of business applications.

CLASS II DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES

AT THE 2009 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
William G. Scheerer (1)(3)	69	Mr. Scheerer joined our Board of Directors in July 1995. He has worked as a management consultant since January 2004. He was President of Performance QUEST LLC, a private consulting company, from January 1997 until December 31, 2003. Mr. Scheerer was Vice President of Kalman Saffran Associates, Inc., a high technology research and development contract company, from March 1997 to January 2001.

Allyn C. Woodward, Jr. (1)(2)	66	Mr. Woodward joined our Board of Directors in June 1998. He has worked as a consultant since January 2006. He was Vice Chairman of Adams Harkness Financial Group (formerly Adams, Harkness & Hill, Inc.), an institutional research, brokerage and investment-banking firm, from April 2001 to January 2006. Mr. Woodward previously served as President of Adams, Harkness & Hill, Inc. from 1995 to 2001. Mr. Woodward serves as a Director, Chairman of the Compensation Committee, Chairman of the Nominating and Governance Committee, and a member of the Audit Committee and Valuation Committee of Hercules Technology Growth Capital, Inc. He is also a former Director of Viewlogic and Cayenne Software, Inc. Mr. Woodward serves on the board of directors for three private companies and is on the board of advisors of five venture capital firms. He is an Overseer of and Member of the Finance Committee of the Newton Wellesley Hospital. Additionally, Mr. Woodward is on the Board of Overseers and Investment Committee and Finance Committee of Babson College in Babson, MA.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating/Governance Committee.

Corporate Governance

We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. To that end, over the last few years, we have implemented a number of practices and procedures to strengthen our corporate governance practices, including the following:

•	adopting Corporate Governance Guidelines;

•	amending the charters for our Audit, Compensation and Nominating/Governance Committees;

•

taking steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under Nasdaq listing requirements and SEC rules;

•	requiring that the independent members of our Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present;

•	electing a new independent director in 2004 who qualifies as an audit committee financial expert under SEC rules;

•	revising our code of ethics entitled “Revised Principles of Business Conduct Policy,” which applies to our officers, directors and employees, a copy of which is available on our website;

•

supporting our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline;

•	requiring that each non-employee member of our Board of Directors own, within three years of fiscal 2006, Common Stock of the Company with a value equal to three times their annual cash retainer; and

•	ensuring that we comply with and operate in a manner consistent with enacted legislation outlawing extensions of credit in the form of a personal loan to or for directors and executive officers.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

Structure of the Board of Directors

Attendance at Board and Committee Meetings; Director Independence

During fiscal 2007, the Board of Directors held eleven meetings. During the fiscal year, each director attended more than 75% of the total number of meetings of the Board of Directors and the total number of meetings of its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders’ meetings, it is our policy that directors are not required to attend annual meetings. If a specific issue of likely interest to stockholders arises, one or more of the directors may be required to attend the annual meeting. One of the then-serving directors attended the 2006 Annual Meeting.

The Board has determined that Messrs. Anderson, Dickinson, Robertson, Scheerer, and Woodward are “independent” under the Nasdaq listing standards. Messrs. LeCroy and Reslewic are not “independent” and as a result do not serve on the three standing committees of the Board discussed below.

Committees of the Board

The Board of Directors has a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are “independent” under the

Nasdaq listing standards. The members and responsibilities of these committees of the Board of Directors are described as follows:

Compensation Committee

The Compensation Committee consists of Messrs. Charles A. Dickinson, William G. Scheerer and Allyn C. Woodward, Jr. (Chairperson). The principal functions of the Compensation Committee are to review our executive compensation and benefit policies and to administer our stock incentive plans. The Compensation Committee met seven times during fiscal 2007. A copy of our Compensation Committee Charter was included as an appendix to our 2004 Proxy Statement. Additionally, a copy of our Compensation Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Audit Committee

The Audit Committee consists of Messrs. Robert E. Anderson (Chairperson), Norman R. Robertson and Allyn C. Woodward, Jr. The Board of Directors has determined that Mr. Robertson is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Robertson joined our Board of Directors in May 2004. Mr. Robertson has been the Chief Financial Officer of Progress Software Corporation since May 1996 and holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. The principal functions of the Audit Committee are to review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees and to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of our financial statements and financial reporting process; our systems of internal accounting and financial controls; our independent registered public accounting firm’s qualifications and independence; and our compliance with ethics policies and legal and regulatory requirements. The Audit Committee met seven times during fiscal 2007. For a description of the Audit Committee’s findings, see “Audit Committee Report” on page 25. The Audit Committee is governed by a charter approved by the Board of Directors. A copy of our Audit Committee Charter is included as Appendix A to this Proxy Statement, and is also available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Nominating/Governance Committee

The Nominating/Governance Committee consists of Messrs. Robert E. Anderson, William G. Scheerer (Chairperson), and Norman R. Robertson. The primary responsibility of the Nominating/Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. The principal functions of the Nominating/Governance Committee are to: evaluate the size and composition of our Board of Directors and its committees; establish the criteria for Board membership; identify, evaluate and recommend to our Board of Directors candidates for nomination and election as members of our Board of Directors; identify and recommend Board members qualified to fill vacancies on any committee of the Board of Directors; consider the performance of each director before recommending to the Board his or her nomination for an additional term as director; recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines; and monitor and make recommendations to the Board of Directors on matters relating to corporate governance. The Nominating/Governance Committee met once during fiscal 2007. A copy of our Nominating/Governance Committee Charter was included as an appendix to our 2005 Proxy Statement, which is available on our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Nominating/Governance Committee considers recommendations for Board of Director nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the

Nominating/Governance Committee’s attention, he or she should follow the submission procedures set forth under the Section entitled “Procedures for Submitting Director Recommendations” on page 27 of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder, other party or executive search firm.

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including any qualifications required by applicable laws, rules, regulations and listing standards. In addition, the Committee considers factors such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company’s directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology. However, the Committee retains the right to modify these qualities from time to time.

The Nominating/Governance Committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to the Company during their terms. In the case of new director candidates, the Nominating/Governance Committee uses its network of contacts to compile a list of possible candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Governance Committee first determines whether the new director candidates meet all requirements of applicable laws, rules, regulations and listing standards. The Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

On October 20, 2000, the Compensation Committee of the Board of Directors approved a $0.3 million five-year loan to Thomas H. Reslewic, LeCroy’s Chief Executive Officer and President, secured by Mr. Reslewic’s non-qualified stock options. The loan accrued interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remained an employee of LeCroy for the entire five-year term of the loan or was terminated without cause prior to the maturity date of the loan, the Company would forgive the loan principal and all accrued interest. The loan reached maturity in the second quarter of fiscal 2006 and was forgiven along with the accrued interest, in accordance with the agreement.

On July 19, 2005 the Compensation Committee of the Board of Directors approved a $0.3 million retention bonus to Mr. Reslewic. This retention bonus requires Mr. Reslewic to remain an employee for five years. If Mr. Reslewic terminates his employment earlier than five years, he will be required to repay the bonus in full.

In conjunction with the Catalyst acquisition, the Company issued a $3.5 million, 6% promissory note payable on January 2, 2008, to Nader Salehomoum, the former sole shareholder of Catalyst and current employee of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the most recently completed fiscal year were Allyn C. Woodward, Jr., Charles A. Dickinson and William G. Scheerer. During such time, no member of the Compensation Committee was a current or former officer or employee of LeCroy or any of its subsidiaries and no executive officer of LeCroy served as a director or as a member of the compensation or equivalent committee of another entity, one of whose executive officers served as a director of LeCroy or on LeCroy’s Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Under the heading “Summary Compensation Information” below, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2007 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program regarding the named executive officers.

Compensation Philosophy and Policies

The Compensation Committee has been assigned the responsibility by the Board of Directors for setting compensation for our Chief Executive Officer and other senior officers and is solely comprised of independent, non-employee directors. The Compensation Committee’s responsibilities include, but are not limited to, review and approval of annual and long term incentive compensation programs for senior officers, including plan design, documentation and incentive amounts, the evaluation of performance against goals and determination of payouts, approval of the terms of employment agreements with senior officers and any other agreements containing compensation or benefit provisions related to a change in control, and review executive development and succession plans for senior officer positions.

The roles and responsibilities of the Compensation Committee are defined in its charter, which is available on our corporate website at: www.lecroy.com. During fiscal 2007 the Compensation Committee formally met seven times.

Our general philosophy is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on appropriate market rates and the Company’s performance. Our compensation philosophy is designed to be competitive with comparable employers with which we compete for key talent and to promote performance based pay programs through the alignment of management’s incentives with the long-term interests of our stockholders. In general, our compensation strategy and programs have been developed with the desire for senior management to have a significant portion of their compensation connected directly to Company performance and the achievement of strategic business objectives.

Setting Executive Compensation

The Compensation Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. In assessing these factors, we believe that a significant portion of executive compensation should be incentive or performance-based compensation as opposed to fixed compensation. The fixed compensation component consists primarily of an executive officer’s base salary, but also includes employee benefits made generally available to all employees and limited executive perquisites primarily in the form of automobile related benefits and an executive health program. For our named executive officers, performance based compensation includes annual bonuses under our Performance Based Executive Bonus Plan that is designed to reward both company-wide performance and department specific performance by linking potential awards with pre-approved financial or performance targets and certain strategic objectives. The incentive based compensation component for our named executive officers also includes long-term stock-based compensation whose value is dependent upon long-term appreciation in stock price. Historically, such long-term stock-based incentive opportunities include grants of options to purchase our common stock in the future and grants of restricted stock.

Our strategy is to pay our executive officers base salaries that are competitive with peer organizations and competitors while providing incentives tied to the Company’s performance targets and long term objectives. The annual compensation opportunity consists of each executive officer’s base salary along with employee benefits and perquisites, as well as annual bonuses linked to performance targets and the expected economic incentive of any long-term stock-based awards. The amount of each executive officer’s actual performance based bonus and realizable value of equity compensation awards is dependent upon the Company’s performance, and is designed to encourage executives to be long-term stockholders and to have owner concern in the Company’s performance. In general, the total compensation opportunity for executive officers is structured so that base salary represents approximately one-third to one-half of total compensation and performance based compensation, consisting of annual bonuses and long-term stock-based awards, represent one-half to two-thirds of total compensation.

The Compensation Committee takes into account a number of factors to determine the compensation for the executive officers and to ensure that the Company’s executive compensation program is achieving its objectives. On an annual basis, the Compensation Committee reviews and evaluates the performance of the Chief Executive Officer (“CEO”) relative to approved goals and objectives established by the Board of Directors. Based on this evaluation, the Compensation Committee sets the CEO’s annual compensation including salary, bonus, and long-term stock-based compensation.

For executive officers other than the CEO, in evaluating individual performance and in setting compensation levels and incentive opportunities, the Compensation Committee considers input and recommendations from the CEO. The CEO makes individual compensation recommendations for the executive officers to the Compensation Committee for its review, consideration and determination. In developing compensation recommendations for the executive officers, the CEO takes into account a variety of factors, including individual performance evaluations, input from members of the Board of Directors with respect to individual executives and general knowledge of the industry and geographical differentiation.

Senior management, including the CEO and Chief Financial Officer (“CFO”), typically attend and participate in regularly scheduled meetings of the Compensation Committee except for private Executive Sessions where only Committee members are present. The Compensation Committee believes that senior management’s participation in Committee meetings is an integral aspect to the collaborative process of designing the structure of executive compensation and compensation programs and in setting executive compensation levels. The executive officers, including the CEO, do not recommend or determine any element or component of their own pay package or total compensation amount.

Benchmarking and Total Compensation Review

The Compensation Committee has retained Watson Wyatt Worldwide (“Watson Wyatt”) as its independent executive compensation consultant. Watson Wyatt is engaged directly by the Compensation Committee and, among other things, assists the Compensation Committee in reviewing executive compensation. Watson Wyatt provides competitive market information to the Compensation Committee with regard to the CEO’s and other executive officers’ total compensation and does not recommend pay programs and pay level changes. This market data, excluding market information pertaining to the CEO, is shared with senior management, for management’s input prior to being provided to the Committee.

The Compensation Committee reviews each executive’s base pay, bonus, and equity incentives periodically with the guidance of the Compensation Committee’s independent compensation consultant Watson Wyatt. The Compensation Committee makes use of benchmarking for all compensation programs and benefits. The benchmarking analysis, conducted by Watson Wyatt and reviewed by the Compensation Committee, generally includes a peer group of other, high quality, similarly sized electronic instrument manufacturers, with revenue between $92 million and $476 million. The primary peer group includes the following publicly traded companies:

Belfuse Inc.	Ixia	Photon Dynamics
COHO Inc.	Keithley Instruments	Rudolph Technologies
Credence Systems Corp	LTX Corp.	Semitool Inc.
Electro Scientific Industries	Measurement Specialties	Standard Microsystems
Finisar	Mercury Computer System	Zygo Corp.

In order to obtain our direct competitive views, the Compensation Committee benchmarks additional direct competitors, which include Agilent Technologies and Tektronix.

The Compensation Committee compares the peer companies’ executive compensation programs as a whole, and also compares the pay of individual executives if the scope and responsibilities of the jobs are sufficiently similar for meaningful and appropriate comparisons. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within a broad range of median pay of the peer group companies.

Elements of Executive Compensation for Fiscal Year 2007

The executive compensation program is comprised of base salary, annual short-term incentive opportunities and long-term stock-based incentive opportunities. In addition, we provide our executive officers with the same employee benefits as are provided to other U.S. employees, and limited perquisites and personal benefits. The Company does not cover the named executive officers under a defined benefit pension plan, supplemental executive retirement plan or non-qualified deferred compensation arrangement.

Base Salary

For fiscal year 2007, the Compensation Committee, after considering recommendations by management not to increase the base salaries of the named executive officers, determined that the named executive officers’ base salary should remain unchanged from fiscal 2006.

Base salary is the guaranteed or fixed element of an executive officer’s annual cash compensation. Base salary levels reflect individual experience, skills, qualifications, responsibilities, performance, contribution, potential, and other relevant factors such as internal equity considerations, retention and attraction of executive talent. The Compensation Committee generally considers whether the executive officer’s base salary should be increased based on individual performance with a view toward ensuring that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

With assistance from the Compensation Committee’s independent compensation consultant, Watson Wyatt, the Compensation Committee sets a general range for base salary increases as well as a target average for the collective pay increases for the CEO and other executive officers. In addition, the Committee solicits the CEO’s recommendation with respect to the pay increase, or no pay increase, if appropriate, for the other executive officers. The CEO does not make a recommendation as to his own salary. The Compensation Committee determines base salaries factoring in the guidance and recommendations received, but is under no obligation to accept such guidance or recommendations.

Performance Based Executive Bonus Plan

We believe a significant portion of an executive’s annual compensation should be variable, or “at risk”, in order to help drive the desired financial results. The fiscal 2007 Executive Bonus Plan is the vehicle through which this variable pay opportunity was established.

The annual executive bonus plan was established and administered under the authority of the Company’s Executive Incentive Plan as approved by shareholders at the 2005 Annual Meeting of Stockholders on October 26, 2005. It is the policy of the Compensation Committee that, to the extent possible, an award granted under the Executive Incentive Plan is structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards. The Compensation Committee did not waive the pre established performance criteria in fiscal 2007.

It is the practice of the Compensation Committee, at its last meeting of a fiscal year, to request from management a model bonus plan that is based on the Company’s business plan for the following fiscal year. The Compensation Committee utilizes the model bonus plan provided by management to establish an executive bonus plan for the following fiscal year and strives to allocate the criteria in such a way that the challenge of achieving the performance goals is relatively consistent from year to year.

Each of the Company’s named executive officers were participants in the fiscal 2007 Executive Bonus Plan which is a cash-based incentive compensation plan that is based on achieving specified Company performance criteria. The Company’s fiscal 2007 performance criteria consist of the following:

•	Increasing adjusted non-GAAP operating income;

•	Increasing total revenues;

•	Increasing cash from operating activities; and

•	Achieving certain strategic objectives.

The financial goals are generally approved by the Board of Directors at the end of prior fiscal year based on the operational and financial plan prepared by management. The fiscal 2007 financial operating goals were set at a level that required significant improvement in the Company’s performance relative to 2006. Consistent with past practice and based on criteria established at the beginning of the performance period, infrequent or unusual adjustments such as restructuring charges, asset impairments, or one-time gains and losses are excluded from operating income in both establishing targets and measuring results. At the end of the performance period, the Compensation Committee has discretion to make positive or negative adjustments to award payouts.

While payouts under the Executive Incentive Plan are generally cash–based, payouts may, at the discretion of the Compensation Committee, be in the form of shares of our common stock, or a combination of cash and common stock. As prerequisite to paying any bonuses to our named executive officers, such officers must exceed expected individual performance criteria. Next, as long as the pre-established Company performance targets are achieved, subject to Compensation Committee review and approval, payments to the named executive officers, under the Executive Bonus Plan, occur following the end of the fiscal year, or following pre-established quarterly minimum pay-outs targets, in the aggregate subject to audited annual financial statements.

For all named executive officers, the Compensation Committee established fiscal 2007 Company performance based on the following financial objectives and weightings:

Financial Metric	2007 Executive Bonus Plan Weighting
Achievement of adjusted non-GAAP Operating Income	40%
Achievement of Revenue Targets	40%
Realizing Objectives of Cash from Operations	20%

Moreover, if, and only if, all business performance objectives are achieved, a supplemental bonus could be paid upon the completion of defined strategic objectives. The supplemental bonus ranges up to 50% of established target bonus and is paid automatically should the defined strategic objectives be met.

The percentage of the target bonus to be paid out is adjusted according to the percentage achievement of the Company’s applicable goals and objectives. More than 100% of the target bonus may be paid if more than 100% of the adjusted non-GAAP operating income target is achieved. The adjusted non-GAAP operating income target has to be met at the 87.5% level or greater for the executive officers to receive any payments under the Bonus Plan.

Provided the minimum adjusted non-GAAP operating income target is achieved, the target bonus attributable to other financial results is determined based on performance against those specific goals, but is capped at 100% of the target amount. If the corporate adjusted non-GAAP operating income is between 87.5% and 100%, the target bonus payout amount is prorated. The maximum amount that may be paid to any executive, under the shareholder approved Executive Bonus Plan, in any given fiscal year is $750,000.

We set the goals at levels that reflected our internal, confidential business plan at the time the awards were established. These goals are within the ranges we have publicly disclosed to date for 2007, and accordingly require a high level of financial performance to be achieved.

In fiscal 2007 the Company did not achieve minimum performance objectives; as such, no amounts were earned or paid under the 2007 Executive Bonus Plan.

Long-Term Equity-Based Compensation Plans

LeCroy recognizes the importance of creating a strong alignment between LeCroy’s executive officers and its shareholders and the Company strongly believes in the value of equity-based compensation to create that alignment. The Company uses restricted shares as its primary vehicle to provide long-term incentives for management and employees. LeCroy anticipates using a mix of programs, including time-vested share grants or options, comprising both graded and longer-term cliff vesting conditions, as well as performance-based share grants. Our equity-based compensation plans are designed to provide long-term incentives to executives that are aligned with the interests of LeCroy’s stockholders. A long-term perspective is established by the sequential vesting of options or restricted shares. The plans are designed to encourage senior executives to be long-term stockholders and to have owner concern and care for LeCroy as a whole. The intent of the plans is to provide executives with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of our Common Stock for the gain to be realized.

Stock options under our equity-based plans are granted to the executive officers after the fiscal year results are disclosed to the shareholders and are granted at market price and typically vest annually in 25% increments over four years, however, vesting periods may differ, at the discretion of the Compensation Committee. Restricted stock awards are granted to certain selected key employees during the fiscal year and these are based on the individual’s performance during the fiscal year. Restricted stock awards granted under our equity-based plans to certain selected key employees typically comprise time-vested share grants with long-term cliff-vesting conditions and are subject to forfeiture in the event we terminate the recipient with “cause.”

The size and frequency of options and restricted share grants are based on level of responsibility, our performance as a whole and the executive’s personal performance. Annually, both financial and non-financial specific goals are set, which are aimed at building future marketplace strengths and achieving corporate success factors. Other grants may be made based upon management’s specific recommendations, and review and approval by the Compensation Committee.

All stock awards granted by the Committee in fiscal 2007 vest under a four year, 25% per year, grading vesting schedule. Stock awards granted to the named executive officers for fiscal 2007 consisted of a portion of the fiscal 2006 earned Executive Bonus Plan paid in immediately vested restricted shares and are reflected in the 2007 Grants of Plan-Based Awards Table.

Stock Appreciation Rights

Subsequent to fiscal 2007, the Board of Directors adopted and approved the 2007 Stock Appreciation Plan. The 2007 Stock Appreciation Plan is performance based and will be integrated into our performance based compensation criteria established by the CEO, with respect to other executive officers, and the Compensation Committee, with respect to the CEO and other executive officers, in the same manner described in “Setting Executive Compensation” discussion above. Each stock appreciation right awarded represents the right to receive an amount of cash equal to the excess of the fair market value of a share of LeCroy’s common stock on the date that a participant exercises such right over the fair market value of a share of LeCroy’s common stock on the date that such awarded was made. Awards will vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the date of the grant of such award. The award recipient will have four years from the date of vesting of an installment in which to exercise such installment. The 2007 Stock Appreciation Plan will terminate on August 20, 2017. LeCroy adopted the plan to ensure that the compensation provided to selected employees is competitive with their peers in the market place and to provide an additional competitive long-term incentive value to those key employees of the Company.

Perquisites and Other Benefits

As part of providing a competitive executive compensation program, the Company provides the CEO, CFO and the named executive officers with certain perquisites, including a leased automobile and an executive physical exam, that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program. The Committee reviews annually the levels of perquisites provided to these named executive officers. Additional information regarding perquisites and benefits for the named executive officers during fiscal 2007 can be found under the section “All Other Compensation from Summary Compensation Table” on page 19 of this proxy statement.

Named executive officers also participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and the Company’s 401(k) Plan.

Employment and Other Agreements and Termination Related Benefits

Employment Agreements

In August 2004, the Company entered into agreements with each of the Company’s named executive officers, except Carmine Napolitano, which provide for certain rights, compensation, benefits and responsibilities in the event the executive’s employment with the Company is terminated. Terms governing any termination of Mr. Napolitano’s employment with the Company is set forth in his employment agreement described below.

Under each agreement, entered into in August 2004, in the event the executive is terminated by the Company with “just cause,” the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination. In the event the executive is terminated by the Company without “just cause” or terminates his employment with “good reason”, other than “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan), the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive’s name in the below table;

•	The Company shall continue the executive’s medical, dental and life insurance for the same number of base salary months (to the extent permitted under the relevant plans);

•

All stock options held by the executive shall be exercisable to the extent then vested as permitted under the applicable stock option plan and related stock option agreements, and all restricted stock held by the executive shall be exercisable on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and restricted stock may be exercised within the time period permitted under the applicable stock option plan;

•	The Company shall provide the executive with outplacement counseling services;

•

The Company shall pay Mr. Reslewic a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

In addition to the above benefits, in the event the executive terminates his employment with “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan), all stock options and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable stock option plan.

In the event the executive terminates his employment for other than “good reason,” the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements and restricted stock agreements with the Company.

On termination of an executive’s employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination and the executive or his estate shall have a maximum of twelve months to exercise any restricted shares or options.

The Company entered into an employment agreement with Mr. Napolitano which became effective October 29, 2004. Pursuant to his employment agreement, Mr. Napolitano serves as a Vice President of LeCroy and continues to serve as President of Computer Access Technology Corporation (“CATC”), now a wholly-owned subsidiary of LeCroy. If Mr. Napolitano’s employment is terminated by LeCroy for just cause, he will be entitled to receive only that portion of his base salary and bonus that has been earned but is unpaid on the termination date. If Mr. Napolitano’s employment is terminated by LeCroy without just cause or by Mr. Napolitano for good reason, his stock options and restricted stock awards that would have vested assuming monthly vesting (other than those subject to LeCroy’s standard four-year annual vesting schedule) and all of his CATC stock options assumed by LeCroy in connection with its acquisition of CATC will vest and become immediately exercisable, and he will be entitled to receive that portion of his base salary and bonus that has been earned but is unpaid on the termination date plus one year of base salary and bonus and certain medical insurance benefits equivalent to those received by LeCroy’s most senior employees.

If Mr. Napolitano’s employment is terminated by LeCroy for any reason other than just cause within 90 days prior to or two years after a change of control of the Company, all of his unvested stock options and restricted stock awards will vest and become immediately exercisable, and he will be entitled to receive 18 months of base salary and bonus in addition to the medical insurance benefits discussed in the preceding sentence. Mr. Napolitano has additionally agreed not to solicit, retain or employ as a consultant any person employed by LeCroy during the six months prior to Mr. Napolitano’s termination. In addition, Mr. Napolitano has agreed not to solicit or employee any then-current employee of LeCroy during the twelve months after Mr. Napolitano’s termination. See “Restrictive Covenants” included below for additional details regarding non-competition and non-solicitation. Finally, so long as Mr. Napolitano provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall provide the executive with outplacement counseling services;

•

The Company shall pay Mr. Napolitano a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

There are no severance payouts to named executive officers who voluntarily resign their positions.

Restrictive Covenants

Unless a named executive officer terminates his employment for “good reason” and such “good reason” was termination or certain relocation by the Company within two years after an “acquisition,” “change of control” or “hostile takeover,” after the termination of his employment, for the number of months set forth opposite the executive’s name below, the executive is subject to restrictions on the following activities:

•	Engaging in any commercial activity that competes with the business of the Company;

•	Solicitation of business with any person or organization engaged in a competing business or any customer or client of the Company;

•	Solicitation of any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive’s employment.

Executive	Months of Base Salary in the Event of Termination Without Just Cause or for Good Reason	Months of Bonus in the Event of Termination Without Just Cause or for Good Reason	Months of Non- Competition and Non- Solicitation of Customers	Months of Non- Solicitation of Employees
Thomas H. Reslewic	24	24	24	24
Sean B. O’Connor	12	12	12	12
R. Scott Bausback	18	18	18	18
Carmine J. Napolitano	12	12	12	12
Conrad J. Fernandes	12	12	12	12
David C. Graef	12	12	12	12

Potential Payments Upon Termination or Change of Control

The employment agreements with each of the named executive officers provide that, if, within two years following a “Change of Control,” their employment is terminated without “Just Cause” or they terminate their employment for “Good Reason” as all such terms are defined in each employment agreement, we are obligated to make salary continuation payments for loss of the executive’s employment a period of time after such termination. Messrs. O’Connor, Fernandes and Graef continuation payments are limited to a twelve month period, and Messrs. Reslewic and Napolitano continuation payments are twenty four and eighteen months, respectively. A “Change of Control” is defined to include a change in a majority of our board of directors, consummation of certain mergers, the sale of all or substantially all of our assets or the acquisition of at least 50% of the undiluted total voting power of our then outstanding securities. See “Employment Agreements” included above for additional details regarding Change of Control payments.

The following table provides quantitative disclosure of payouts to named executive officers assuming involuntary termination without cause, retirement, death, disability or a change-in-control and associated triggering events on June 30, 2007, and the price per share of our common stock is the closing market price on that date.

Executive	Severance Payments ($)	Severance Related Benefits ($)	Market Value of Stock Awards ($)	Tax Gross up ($)	Total ($)
Thomas H. Reslewic	800,000	195,500	1,070,000	882,100	2,947,600
Sean B. O’Connor	195,000	47,700	284,300	—	527,000
R. Scott Bausback (1)	N/A	N/A	N/A	N/A	N/A
Carmine J. Napolitano (2)	250,000	61,100	600,500	—	911,600
Conrad J. Fernandes	220,000	53,800	291,600	—	565,400
David C. Graef	200,000	48,900	291,600	—	540,500

(1)	Mr. Bausback’s employment with the Company terminated on April 23, 2007.
(2)	Mr. Napolitano’s change-in-control termination payout would reflect severance payments of $375,000; severance related benefits of $91,650; market value of stock awards of $600,500; resulting in a total of $1,067,150.

Termination Payments

On April 23, 2007, Mr. Bausback was terminated from his employment with the Company. Pursuant to the terms of his employment agreement, Mr. Bausback was entitled to receive his unpaid base salary and bonus which are set forth on the “Summary Compensation Table” on page 19. In addition, in exchange for providing the Company with a full and complete release of all claims, Mr. Bausback will receive salary continuation payments for eighteen months, a bonus calculated in accordance with the agreement and a pro rata portion of his restricted stock that vested during the time elapsed from the date of grant until his termination date. Mr. Bausback’s restricted stock amounted to 42,500 shares of common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive and Chief Financial Officer of LeCroy during fiscal 2007 and (ii) the Company’s three most highly compensated executive officers, who were serving as executive officers during fiscal 2007, as well as our former Chief Operating Officer (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4)($)	Total ($)
Thomas H. Reslewic President, Chief Executive Officer	2007	400,000	—	498,184	—	—	—	29,955	928,139
Sean B. O’Connor Chief Financial Officer, Secretary and Treasurer	2007	195,000	—	81,265	—	—	—	18,443	294,708
R. Scott Bausback Executive Vice President, Chief Operating Officer (5)	2007	300,000	—	388,476	—	—	—	29,542	718,018
Carmine J. Napolitano Vice President and GM Protocol Solutions Group	2007	250,000	—	24,676	225,463	—	—	22,333	522,472
Conrad J. Fernandes Vice President and GM Oscilloscope Division	2007	220,000	—	18,922	—	—	—	25,451	264,373
David C. Graef Vice President, Chief Technology Officer	2007	200,000	—	13,154	—	—	—	13,300	226,454

(1)	No bonuses were paid during fiscal 2007.
(2)	Amounts represent the aggregate expense recognized for financial statement reporting purposes in fiscal year 2007 in accordance with FAS 123R for stock awards granted to the named executive officers.
(3)	For a discussion of assumptions made in the valuation, see “Note 14. Share-Based Compensation” to our audited financial statements for the year ended June 30, 2007 included in our Annual Report filed on Form 10-K with the Securities and Exchange Commission.
(4)	Since no stock options have been granted to any of the named executive officers during the last five years, no expenses were recognized for financial statement reporting purposes with respect to stock options for any of the named executive officers.
(5)	Please see the All Other Compensation table below.
(6)	Mr. Bausback’s employment with the Company terminated on April 23, 2007.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table

Name	Automobile Expenses ($)(1)	Termination Payments ($)	Executive Health Program ($)	Tax Gross-Ups ($)	Matching 401(k) Plan Contributions ($)	Total ($)
Thomas H. Reslewic	29,955	—	—	—	—	29,955
Sean B. O’Connor	13,352	—	—	—	5,091	18,443
R. Scott Bausback	17,229	—	2,075	—	4,469	29,542
Carmine J. Napolitano	16,464	—	1,400	—	4,469	22,333
Conrad J. Fernandes	18,642	—	2,075	—	4,734	25,451
David C. Graef	6,359	—	2,075	—	4,865	13,300

(1)	Represents lease and insurance payments.

Perquisites and Personal Benefits

Personal use of automobiles—Each named executive officer is furnished with certain automobile-related perquisites, specifically the use of a LeCroy-leased car.

We determined our incremental cost of personal use of the foregoing car-related perquisites as follows:

For a named executive officer’s personal use of his LeCroy-leased car, we determined our total annual cost for such vehicle, including the lease and other related costs paid by us, including license and registration fees, and then allocated such total cost between business and personal usage based on the total miles driven in the year and the approximate number of miles driven for personal purposes, as certified by the executive.

Executive Health Program

The Company provides a routine medical exam for all named executive officers which we believe is in the best interests of the organization in that executives are able to contribute to their maximum potential, and unanticipated medical concerns are minimized by early detection and prevention.

Tax Gross-Ups and Reimbursements

In limited circumstances, we have agreed to make certain items of imputed income to our named executive officers tax-neutral to them. Accordingly, we gross-up our named executive officers for the income tax on their imputed income resulting from certain perquisites and personal benefits furnished by us. No tax gross-up payments were made in fiscal 2007.

Contributions to 401(k) Plan

The 401(k) plan is a tax-qualified plan that is generally available to all salaried employees in the U.S., including named executive officers. Under the plan participants may contribute up to 60 percent of eligible salary, subject to maximum limits established by the Internal Revenue Code. The Company makes a mandatory matching contribution of 50% of the first 5% of the eligible employee compensation contribution as an elective deferral. When we calculate targeted overall compensation for our named executive officers, we factor in the benefits expected to be received under the 401(k).

Grants of Plan-Based Awards in Fiscal 2007

The following table shows for the fiscal year ended June 30, 2007, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas H. Reslewic	8/18/06	—	—	—	—	—	—	2,792	—	12.96	36,184

		112,200	220,000	334,000

Sean B. O’Connor	8/18/06	—	—	—	—	—	—	825	—	12.96	10,692

		33,150	65,000	98,800

R. Scott Bausback (4)	8/18/06	—	—	—	—	—	—	1,904	—	12.96	24,675

		76,500	150,000	228,000

Carmine J. Napolitano	8/18/06	—	—	—	—	—	—	1,904	—	12.96	24,675

		76,500	150,000	228,000

Conrad J. Fernandes	8/18/06	—	—	—	—	—	—	1,460	—	12.96	18,921

		40,800	80,000	121,600

David C. Graef	8/18/06	—	—	—	—	—	—	1,015	—	12.96	13,154

		40,800	80,000	121,600

(1)	Reflect threshold, target, and maximum amounts payable under the 2007 Executive Bonus Plan. For more information on the 2007 Executive Bonus Plan, please see the section entitled “Performance Based Executive Bonus Plan” in the Compensation Discussion and Analysis of this Proxy Statement on page 13.
(2)	These grants under the “All Other Stock Awards: Number of Shares or Stock Units” represent the number of immediately vested restricted stock awards each Named Executive Officer received as payment for a portion of the performance based bonus earned under the Fiscal Year 2006 Executive Bonus Plan.
(3)	No individual grants of stock options were made during fiscal year 2007 to any of the Named Executive Officers.
(4)	Mr. Bausback’s employment with the Company terminated on April 23, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Thomas H. Reslewic	—	—	—	—	—	110,000	1,069,200	—	—
	30,000	—	—	22.625	2/14/2008	—	—	—	—
	60,000	—	—	14.875	10/28/2008	—	—	—	—
	80,000	—	—	14.734	4/17/2010	—	—	—	—
	50,000	—	—	18.360	1/2/2012	—	—	—	—
Sean B. O’Connor	—	—	—	—	—	29,250	284,310	—	—
	10,000	—	—	23.070	8/13/2011		—	—	—
	7,500	—	—	10.490	7/22/2012	—	—	—	—
R. Scott Bausback (1)	—	—	—	—	—	—	—	—	—
Carmine J. Napolitano	—	—	—	—	—	50,000	486,000	—	—
	44,196	—	—	7.130	9/2/2012	—	—	—	—
	50,135	—	—	12.660	11/14/2013	—	—	—	—
	30,080	—	—	12.880	7/19/2014	—	—	—	—
Conrad J. Fernandes		—	—	—	—	30,000	291,600	—	—
	18,000	—	—	22.625	2/4/2008	—	—	—	—
	5,000	—	—	23.500	4/28/2008	—	—	—	—
	10,000	—	—	14.875	10/28/2008	—	—	—	—
	20,000	—	—	19.400	12/27/2011	—	—	—	—
	5,000	—	—	10.490	7/22/2012	—	—	—	—
David C. Graef	—	—	—	—	—	30,000	291,600	—	—
	4,000	—	—	22.630	2/4/2008	—	—	—	—
	2,000	—	—	23.500	4/28/2008	—	—	—	—
	4,828	—	—	17.500	8/13/2009	—	—	—	—
	20,000	—	—	25.000	1/26/2011	—	—	—	—
	7,100	—	—	19.400	12/27/2011	—	—	—	—
	15,000	—	—	10.490	7/22/2012	—	—	—	—

(1)	Mr. Bausback’s employment with the Company terminated on April 23, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (2)(#)	Value Realized on Vesting ($)
Thomas H. Reslewic	—	—	52,792	498,184
Sean B. O’Connor	—	—	6,075	69,055
R. Scott Bausback (3)	—	—	44,404	388,476
Carmine J. Napolitano	—	—	1,904	24,676
Conrad J. Fernandes	—	—	1,460	18,922
David C. Graef	—	—	1,015	13,154

(1)	There were no options exercised by the Named Executive Officers during fiscal 2007.
(2)	For each of the named executive officers, reflects the vesting of previously awarded restricted shares.
(3)	Mr. Bausback’s employment with the Company terminated on April 23, 2007.

Compensation of Non-Named Executive Officer Directors

For fiscal year 2007, the Chairperson of our Board of Directors received an annual retainer of $35,000 payable in quarterly installments. The other non-employee directors each received an annual retainer of $20,000 payable in quarterly installments. The Chairpersons of the Compensation Committee and Audit Committee were paid an additional annual retainer of $10,000 payable in quarterly installments. The Chairperson of the Nominating/Governance Committee was paid an additional annual retainer of $5,000 payable in quarterly installments. All non-employee members of the Board of Directors received a meeting fee of $1,500 for attendance at each meeting of the Board of Directors or a committee of the Board of Directors.

Under our Amended and Restated 1998 Non-Employee Director Stock Option Plan, any newly elected or appointed non-employee director receives, upon his or her initial election or appointment to the Board of Directors, either (i) an option to purchase 15,000 shares of Common Stock, at a price equal to the fair market value on the date of grant, which vests ratably on a monthly basis over 36 months, or (ii) an award of 10,000 shares of Common Stock subject to any resale and transfer restrictions established by the Board of Directors (“Restricted Common Stock”), as determined by the Board of Directors in its discretion. In fiscal 2007, pursuant to our Amended and Restated 1998 Non-Employee Director Stock Option Plan, each non-employee director received an annual grant of 5,000 shares of Restricted Common Stock. These shares of Restricted Common Stock were granted on the date of the Company’s 2006 Annual Meeting of Stockholders and vested immediately.

No executive officer of LeCroy receives any additional compensation for serving as a member of the Board of Directors, except for reimbursement of expenses incurred in meeting their obligations as Directors.

The following table summarizes the compensation paid to non-named executive officers Directors for fiscal 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles A. Dickinson	$60,500	$64,650	—	—	—	—	$125,150
Robert E. Anderson	60,000	64,650	—	—	—	—	124,650
Norman R. Robertson	51,500	64,650	—	—	—	—	116,150
William G. Scheerer	53,500	64,650	—	—	—	—	118,150
Allyn C. Woodward Jr.	69,000	64,650	—	—	—	—	133,650
Walter O. LeCroy	—	—	—	—	—	105,429	105,429

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

Compensation Committee:

Allyn C. Woodward, Jr., Chairman

Charles A. Dickinson, Member

William G. Scheerer, Member

September 26, 2007

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, “Communication With Audit Committees.” In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the Securities and Exchange Commission.

The Committee is governed by a charter approved by the Board of Directors. The Committee held seven meetings during fiscal year 2007. The members of the Committee are considered independent under the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

Audit Committee:

Robert E. Anderson, Chairman

Norman R. Robertson, Member

Allyn C. Woodward, Jr., Member

September 26, 2007

PRINCIPAL ACCOUNTANT FEES AND SERVICES

KPMG LLP (“KPMG”) billed us fees for the following services in fiscal 2006 and 2007. In October 2007, the Board of Directors of LeCroy, upon the recommendation of its Audit Committee, intends on selecting its independent registered public accounting firm for the fiscal year ending June 30, 2008.

	Fiscal Year Ended
	2007	2006
Audit Fees (1)	$1,577,000	$1,095,000
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	1,577,000	1,095,000
Tax Fees	—	—

Total Fees	$1,577,000	$1,095,000

(1)	Includes fees for the audit of our consolidated financial statements, the audit of internal control over financial reporting, statutory audits, quarterly review services, accounting research and consultation related to the Catalyst acquisition and convertible debt transactions (fiscal 2007 only), the issuance of comfort letters and consents, and reviews of and assistance with documents filed with the SEC.

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the outstanding shares of the Company’s Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company’s equity securities.

Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a) for fiscal year 2007.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG as the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2007. A representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions and, if he or she desires, will have the opportunity to make a statement.

PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals for Inclusion in Next Year’s Proxy Statement

In order for a proposal of a stockholder to be included in the Board of Directors’ Proxy Statement for our 2008 Annual Meeting, it must be received at our principal executive office on or before the close of business on

May 23, 2008, pursuant to SEC Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Proxy Statement.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2008 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (i) receive notice of the proposal before the close of business on August 7, 2008 and advise stockholders in the 2008 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on August 7, 2008.

Procedures for Submitting Director Recommendations

Submitting Director Recommendations to the Nominating/Governance Committee. If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request as follows:

Information. In notifying the Nominating/Governance Committee, the stockholder should provide the following information to the Committee:

•	the name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered;

•

the class or series and number of shares of the Company’s stock that are beneficially owned by the stockholder making the submission, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•	a copy of the candidate’s resume and references; and

•

an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the Nominating/Governance Committee’s charter (including all regulatory requirements incorporated by references therein).

Address. The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Company’s independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Charles A. Dickinson

Chairman of the Board of Directors

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Office of the Corporate Secretary

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

APPENDIX A

LECROY CORPORATION AUDIT COMMITTEE CHARTER

EFFECTIVE FEBRUARY 11, 2004

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”), to represent and assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s (referred to herein as the “independent auditor”) qualifications and independence and (iv) the performance of the Company’s independent auditors.

COMMITTEE STRUCTURE

The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. The Board shall designate one member of the Committee as Chairperson. The Board may, at any time and in its complete discretion, replace a Committee member.

MEETINGS

The Committee shall meet at least quarterly or more frequently as circumstances require. The Committee shall meet periodically with management and the independent auditor in separate sessions. Minutes shall be kept of each meeting of the Committee, and the Committee shall regularly provide reports of its actions to the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall directly appoint, retain, compensate, evaluate and if necessary replace the Company’s independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s independent auditor shall report directly to the Committee.

The Committee has the sole authority to approve all audit engagement fees and terms. The Committee must pre-approve all auditing and permissible non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants. The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval.

A-1

OVERSIGHT OF COMPANY’S INDEPENDENT AUDITOR

The Committee shall discuss the scope of the annual audit with management and the independent auditors. The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act. The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

DISCLOSURE AND FINANCIAL STATEMENTS

The Committee shall obtain, review and discuss reports from the independent auditor regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences. The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by Statement on Auditing Standards No. 61, as amended, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

The Committee shall discuss with management and the independent auditor the audited financial statements and quarterly financial statements, including matters required to be reviewed under legal, regulatory or NASDAQ requirements. The Committee shall discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

The Committee shall review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Committee shall review with management and the independent auditors the adequacy of the Company’s internal controls, disclosure processes and management’s responses with respect to recommendations for internal control improvements.

COMPLIANCE AND REGULATORY OVERSIGHT RESPONSIBILITIES

The Committee shall review and pre-approve all related party transactions. The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

A-2

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 31, 2007.

Vote by Internet

• Log on to the Internet and go to
www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A Proposals — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Walter O. LeCroy, Jr.	☐	☐	02 -Robert E. Anderson	☐	☐	03 - Thomas H. Reslewic	☐	☐

*	Each to be elected as Directors for a term expiring in 2010 (as set forth in the Proxy Statement).

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee or Guardian, etc., please add your full title.

This proxy votes all shares held in all capacities.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

Proxy — LECROY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Sean B. O’Connor and Roger D. Feldman, as the undersigned’s attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 31, 2007, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE GIVEN, THE PROXIES WILL VOTE (1) “FOR” THE ELECTION OF ALL LISTED NOMINEES AS LISTED ON THE REVERSE SIDE OF THIS CARD AND (2) IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.